UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2025
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5775 N. Sam Houston Parkway W., Suite 400 Houston, TX, 77086
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 13, 2025, Amy Blakeway departed from her role as Senior Vice President, General Counsel and Corporate Secretary of Flotek Industries, Inc. (the “Company”). For purposes of the Company’s employment agreement with Ms. Blakeway, dated as of March 1, 2024 (filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 15, 2024, the “Employment Agreement”), Ms. Blakeway’s departure will be treated as a termination for convenience.

The Company expects to pay the severance benefits provided for in the Employment Agreement and described under the caption “Employment Agreements; Terminations and Change-in Control Arrangements” in the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 2, 2025, after the execution and delivery of a release agreement in a form reasonably acceptable to the Company.

Item 9.01	Financial Statements and Exhibits.
d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: November 17, 2025	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer